UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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    Preliminary Proxy Statement

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    Definitive Proxy Statement

    Definitive Additional Materials

    Soliciting Material Pursuant to §240.14a-12

CRANE CO.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRANE CO.
100 FIRST STAMFORD PLACE STAMFORD, CONNECTICUT 06902

SUPPLEMENT TO PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2007

In anticipation of the Annual Meeting of Crane Co.’s shareholders on April 23, 2007, we mailed our proxy statement to shareholders on or about March 9, 2007 (the ‘‘Proxy Statement’’). Included in the Proxy Statement are proposals seeking shareholder approval of a new stock incentive plan and a new non-employee director compensation plan. Certain information required under SEC rules to be set forth in shareholder proposals for the approval of equity plans was inadvertently omitted from the Proxy Statement. The attached information supplements, and is intended to be read in conjunction with, the Proxy Statement, in order to fulfill the SEC informational requirements. We are mailing copies of this supplement to the Proxy Statement to our shareholders on or about March 28, 2007.

For the convenience of our shareholders, we have enclosed with this supplement the same form of proxy card that was included with the Proxy Statement. If you have previously submitted a proxy card and wish to change your vote, simply complete and submit the proxy card enclosed with this supplement in accordance with the instructions on the card. Only the latest dated proxy card will be counted at the meeting. If you have not yet voted, you may do so by signing and returning either proxy card in accordance with the instructions on the card. If you have voted already and do not wish to change your vote, you do not need to do anything further, and your vote will be cast in accordance with your instructions. If your shares are held by a bank, brokerage firm or other nominee, only the bank, broker or nominee can vote your shares and only after receiving your instructions. If they have previously voted, you will need to direct them to complete a new proxy card if you want to change your vote.

PROPOSAL TO APPROVE 2007 STOCK INCENTIVE PLAN

In the Proxy Statement, we asked our shareholders to consider and vote upon a proposal to approve the 2007 Stock Incentive Plan (the ‘‘Incentive Plan’’), which authorizes the issuance of up to 3,000,000 shares of Crane Co. stock for grants awarded thereunder. We hereby supplement the disclosure concerning that proposal with the following information. This supplemental information (as well as the disclosure contained in the Proxy Statement) is qualified in its entirety by reference to the 2007 Stock Incentive Plan, a copy of which is attached as Appendix A to the Proxy Statement.

Federal Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Incentive Plan are as described below. The following information is only a summary of the tax consequences of the awards. This summary does not address all aspects of U.S. federal taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.    A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant (the required statutory ‘‘holding period’’), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) Crane Co. will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, Crane Co. will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the participant’s income for alternative minimum tax purposes.

Nonqualified Stock Options.    A participant who is granted a nonqualified stock option under the Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. Crane Co. generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis equals the fair market value of the shares on the exercise date.

Restricted Shares.    A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in income the fair market value of the restricted shares as of the date of such transfer. Crane Co. will be entitled to a corresponding deduction at that time. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee makes an election under Section 83(b) to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by us unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by us.

Restricted Share Units.    A participant will normally not recognize taxable income upon an award of restricted share units, and Crane Co. will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and we will be entitled to a deduction in the same amount. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

PROPOSAL TO APPROVE 2007 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

In the Proxy Statement, we asked our shareholders to consider and vote upon a proposal to approve the 2007 Non-Employee Director Compensation Plan (the ‘‘Director Compensation Plan’’), which authorizes the issuance of up to 150,000 shares of Crane Co. stock for equity-based grants awarded thereunder. We hereby supplement the disclosure concerning that proposal with the following information. This supplemental information (as well as the disclosure contained in the Proxy Statement) is qualified in its entirety by reference to the 2007 Non-Employee Director Compensation Plan, a copy of which is attached as Appendix B to the Proxy Statement.

Federal Tax Consequences

The federal income tax consequences of the issuance or exercise of equity awards under the Director Compensation Plan are as described below. The following information is only a summary of the tax consequences of the awards. This summary does not address all aspects of U.S. federal taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities.

Stock Options.    A participant who is granted a nonqualified stock option under the Director Compensation Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. Crane Co. generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis equals the fair market value of the shares on the exercise date.

Deferred Stock Units.    A participant will normally not recognize taxable income upon an award of Deferred Stock Units, and Crane Co. will not be entitled to a deduction until the lapse of the applicable restrictions and settlement of the Deferred Stock Units following the participant’s termination of Board service. Upon the lapse of the restrictions and the issuance of the Deferred Stock Units in shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and we will be entitled to a deduction in the same amount. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

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March 28, 2007